UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2015

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

The Board of Directors (“Board”) of Premier, Inc. (the “Company”) approved the appointment of Eric J. Bieber, MD and William B. Downey to the Board, on May 2, 2015. The new directors will fill the previously announced vacancies created by the resignations of Charles E. Hart, MD and Alan Yordy that became effective May 3, 2015. The new appointments will be effective June 1, 2015.

Dr. Bieber, 54, has been the President and Chief Executive Officer (“CEO”) of Rochester Regional Health System since November 2014. From 2010 until November 2014, he was in several roles at University Hospitals, Cleveland, Ohio, and most recently was the President of Community Hospitals West Region and President of University Hospitals Accountable Care Organizations. Prior to University Hospitals, Dr. Bieber served in various positions with Geisinger Health Systems in Danville, Pennsylvania from 2001 to 2009, including Chief Medical Officer, Geisinger Wyoming Valley, and Chairman and Medical Director, Women’s Health. He is a Board Certified Obstetrician/Gynecologist and Reproductive Endocrinologist. Dr. Bieber received a bachelor’s degree from Illinois Wesleyan University and his Doctor of Medicine Degree from Loyola University’s Stritch School of Medicine. He also holds a Masters degree in Microbiology from Illinois State University and a Masters degree in Healthcare Management from Harvard University. The Company believes that Dr. Bieber’s qualifications to serve on the Company’s Board include his strong background in healthcare and healthcare management, his approximately 29 years of experience in the healthcare industry and his leadership experience through his executive positions of large healthcare systems.

Mr. Downey, 56, has been the President and CEO of Riverside Health System in Newport News, Virginia since January 2012. He served in various roles with Riverside Health System from 2001 to 2011, including Executive Vice President and Chief Operating Officer. Mr. Downey is a Fellow of the American College of Healthcare Executives. He serves on the Board of Visitors of Christopher Newport University and the Boards of Directors of An Achievable Dream, Hampton Roads Economic Development, Virginia Health Network, Jamestown/Yorktown Foundation, Inc. and TowneBank – Peninsula. Mr. Downey received a bachelor’s degree from James Madison University and a Masters degree in Health Administration from the Medical College of Virginia. The Company believes that Mr. Downey’s qualifications to serve on the Company’s Board include his strong background in healthcare and healthcare management, his approximately 30 years of experience in the healthcare industry and his leadership experience through his executive positions of large healthcare systems.

Dr. Bieber and Mr. Downey will be Class I directors whose terms will expire at the annual meeting of stockholders to be held in 2017. Dr. Bieber and Mr. Downey have been appointed to serve on the Board’s Nominating and Governance Committee.

Dr. Bieber and Mr. Downey are considered “member-directors” because they are employed by a U.S. hospital member, health system or group of hospitals participating in the Company’s group purchasing program.

In connection with their appointment to the Board, Dr. Bieber and Mr. Downey are expected to receive the compensation for “member-directors” set forth under the caption “Compensation of Directors” in the Company’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, dated and filed with the Securities and Exchange Commission on October 22, 2014, which description is incorporated herein by reference. There are no arrangements or understandings between Dr. Bieber or Mr. Downey and any other person pursuant to which either was selected to serve as a director of the Company, nor is either a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: May 7, 2015